UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 16, 2015

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On November 16, 2015, the Company entered into a third amendment (the “Third Amendment”) to its existing unsecured credit agreement (as amended by the first amendment dated January 7, 2013, the second amendment dated May 13, 2015 and the Third Amendment, the “Agreement”) with Bank of America, N.A. (“Bank of America”). Capitalized terms not otherwise defined in this report have the meaning given to such terms in the Agreement.  The Third Amendment increases the Revolving Commitment from an amount not to exceed $150.0 million to an amount not to exceed $175.0 million.  The Third Amendment also increases the aggregate amount of the Company’s capital stock that it may repurchase from $125.0 million to $150.0 million during the period from and including the Third Amendment Effective Date to the Maturity Date so long as no Default exists immediately prior and after giving effect thereto.

All other material terms included in the Agreement remain unchanged within the Third Amendment.  Proceeds from Borrowings under the Agreement will be used for the Company’s stock repurchases and general working capital needs.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10(a)	Third Amendment to Credit Agreement dated November 16, 2015 among WD-40 Company and Bank of America , N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: November 19, 2015	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer